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                                                                   EXHIBIT 10.02

                                 AMENDMENT NO. 1
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                              CERIDIAN CORPORATION
                          (TO BE RENAMED ARBITRON INC.)
                                       AND
                            NEW CERIDIAN CORPORATION
                      (TO BE RENAMED CERIDIAN CORPORATION)

THIS AMENDMENT NO. 1 TO THE DISTRIBUTION AGREEMENT by and between Ceridian Corporation, a Delaware corporation ("Ceridian"), and New Ceridian Corporation, a Delaware corporation ("New Ceridian"), is entered into as of March 30, 2001.

WHEREAS, Ceridian and New Ceridian entered into a Distribution Agreement dated as of February 14, 2001 (the "Distribution Agreement");

WHEREAS, Ceridian and New Ceridian wish to amend the Distribution Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2.1(b). The text of Section 2.1(b) shall be deleted in its entirety and be replaced with the following:

      "In exchange for, and at the time of the contribution of the New Ceridian Assets and the assumption of the New Ceridian Liabilities, New Ceridian shall issue that number of New Ceridian Common Shares equal to the number of shares of Ceridian Common Stock outstanding on the Distribution Record Date, less 1,000 shares (which shares were issued to Ceridian at the time of the formation of New Ceridian). Such shares issued to Ceridian shall include one share of New Ceridian Common Shares in exchange for all of the outstanding capital of Ceridian Holdings U.K. Limited."

2. Debt Realignment Plan. The reference to Debt Realignment Plan in the Table of Contents is hereby amended to read "1.1(q)." The Debt Realignment Plan attached as Schedule 1.1(q) to the Distribution Agreement is hereby replaced with the Debt Realignment Plan attached hereto as Exhibit A.

3. Schedule 1.1(ll). Schedule 1.1(ll) attached to the Distribution Agreement is hereby replaced with the new Schedule 1.1(ll) attached hereto as Exhibit B.

4. Schedule 1.1(ll)A. Schedule 1.1(ll)A attached to the Distribution Agreement is hereby replaced with the new Schedule 1.1(ll)A attached hereto as Exhibit C.

5. Full Force. Except as amended pursuant to this Agreement, the Distribution Agreement shall remain in full force and effect in accordance with its original terms.

6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

CERIDIAN CORPORATION                    NEW CERIDIAN CORPORATION


By:      /s/ John R. Eickhoff           By:      /s/ Gary M. Nelson
   ----------------------------------      -------------------------------------
         John R. Eickhoff                        Gary M. Nelson
Its:     Executive Vice President and   Its:     Vice President, General Counsel
         Chief Financial Officer                 and Secretary




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